Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS THIRD QUARTER 2012 RESULTS

CHICAGO (October 31, 2012)—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results as follows:

•	Adjusted EBITDA was $154 million in the third quarter of 2012 compared to $135 million in the third quarter of 2011, an increase of 14.1%.

•

Net income attributable to Hyatt was $23 million, or $0.14 per share, during the third quarter of 2012 compared to net income attributable to Hyatt of $14 million, or $0.08 per share, in the third quarter of 2011. Adjusted for special items, net income attributable to Hyatt was $30 million, or $0.18 per share, during the third quarter of 2012 compared to net income attributable to Hyatt of $27 million, or $0.16 per share, during the third quarter of 2011. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotel RevPAR increased 4.6% (6.3% excluding the effect of currency) in the third quarter of 2012 compared to the third quarter of 2011.

•

Owned and leased hotel operating margins increased 70 basis points in the third quarter of 2012 compared to the third quarter of 2011. Comparable owned and leased hotel operating margins increased 20 basis points in the third quarter of 2012 compared to the same period in 2011. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margin to owned and leased hotel operating margin.

•

Comparable North American full service hotel RevPAR increased 4.2% in the third quarter of 2012 compared to the third quarter of 2011. Comparable North American select service hotel RevPAR increased 6.0% in the third quarter of 2012 compared to the third quarter of 2011.

•	Comparable international hotel RevPAR increased 0.8% (5.2% excluding the effect of currency) in the third quarter of 2012 compared to the third quarter of 2011.

•	Five properties were opened during the third quarter of 2012.

•	During the third quarter, the Company repurchased 911,244 shares of Class A common stock at an average price of $38.78 per share, for an aggregate purchase price of approximately $35 million.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “We have made significant progress since our IPO nearly three years ago. We have materially increased earnings, expanded our presence in many key markets, improved guest satisfaction levels, gained market share at many of our properties, and strengthened engagement among our associates across our hotels.

“During the quarter, Adjusted EBITDA increased by over 14% as we benefited from the recent acquisitions of hotels in the U.S. and Mexico, as well as from the results of some of our key owned hotels that were renovated last year. North American transient rate growth also benefited overall results.

“Looking ahead over the long-term, we are well positioned for continued growth. We have strong brands, a high-quality owned real estate portfolio, and a large number of executed management or franchise contracts for future hotels. In the short-term, we are seeing some headwinds, including slower growth of near-term group booking activity in North America and lower revenue growth in a number of international markets due to individual market dynamics. We are confident in our ability to manage through potential economic and marketplace volatility and we continue to maintain margin and cost discipline.

“We are focused on creating long-term value for shareholders. We expect to utilize our strong balance sheet and capital base to opportunistically expand our presence and increase earnings in the years ahead. We recently sold several hotel properties at attractive pricing, while retaining long-term management agreements, as part of our asset recycling strategy. We have repurchased approximately $69 million of our stock since August. These actions reflect and reinforce our belief in the intrinsic value of Hyatt.”

SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Total segment Adjusted EBITDA increased 8.5% in the third quarter of 2012 compared to the same period in 2011. Owned and leased Adjusted EBITDA increased 15.5% in third quarter of 2012 compared to the same period in 2011. Owned and leased Adjusted EBITDA benefited from acquisitions and renovations completed in the third quarter of 2011. Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA decreased 18.2% in the third quarter of 2012 as a result of the sale of two joint venture interests, negative foreign exchange and weaker performance in two international markets compared to the same period in 2011.

RevPAR for comparable owned and leased hotels increased 4.6% (6.3% excluding the effect of currency) in the third quarter of 2012 compared to the same period in 2011. Occupancy improved 40 basis points and ADR increased 4.0% (5.7% excluding the effect of currency) compared to the same period in 2011.

Revenues increased 7.0% in the third quarter of 2012 compared to the same period in 2011. Comparable hotel revenues increased 1.8% in the third quarter of 2012 compared to the same period in 2011.

RevPAR for comparable owned and leased hotels was negatively impacted by the timing of holidays in September as compared to the same period in 2011. In addition, specific market conditions negatively impacted several international owned hotels.

Owned and leased hotel expenses increased 6.1% in the third quarter of 2012 compared to the same period in 2011. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 1.4% in the third quarter of 2012 compared to the same period in 2011. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

North American Management and Franchising Segment

Adjusted EBITDA increased 20.0% in the third quarter of 2012 compared to the same period in 2011.

RevPAR for comparable North American full service hotels increased 4.2% in the third quarter of 2012 compared to the same period in 2011. Occupancy decreased 50 basis points and ADR increased 4.9% (5.0% excluding the effect of currency) compared to the same period in 2011.

RevPAR for comparable North American full service hotels was negatively impacted by the timing of holidays in September as well as weaker performance in Washington, D.C. compared to the same period in 2011. Additionally, renovations at managed properties in Washington, D.C. and Dallas negatively impacted results.

Group rooms revenue at comparable North American full service hotels increased 0.6% in the third quarter of 2012 compared to the same period in 2011. Group room nights decreased 2.6% and group ADR increased 3.3% in the third quarter of 2012 compared to the same period in 2011.

Transient rooms revenue at comparable North American full service hotels increased 5.8% in the third quarter of 2012 compared to the same period in 2011. Transient room nights increased 0.3% and transient ADR increased 5.5% in the third quarter of 2012 compared to the same period in 2011.

Revenue from management and franchise fees increased 9.6% in the third quarter of 2012 compared to the same period in 2011.

The following three hotels were added to the portfolio during the third quarter:

•	Hyatt Place Delray Beach (franchised, 134 rooms)
•	Hyatt Place San Diego/Vista-Carlsbad (franchised, 150 rooms)
•	Hyatt House Falls Church (franchised, 148 rooms)

One property was removed from the portfolio during the third quarter.

International Management and Franchising Segment

Adjusted EBITDA increased 11.8% in the third quarter of 2012 compared to the same period in 2011.

RevPAR for comparable international hotels increased 0.8% (5.2% excluding the effect of currency) in the third quarter of 2012 compared to the same period in 2011. Occupancy increased 20 basis points and ADR increased 0.4% (4.8% excluding the effect of currency) compared to the same period in 2011.

Revenue from management and franchise fees increased 2.9% (8.3% excluding the effect of currency) in the third quarter of 2012 compared to the same period in 2011.

The following two hotels were added to the portfolio during the third quarter:

•	Hyatt Regency Chongqing (managed, 321 rooms)
•	Grand Hyatt Kuala Lumpur (managed, 412 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by 29.3% in the third quarter of 2012 compared to the same period in 2011. Adjusted selling, general, and administrative expenses were flat in the third quarter of 2012 compared to the same period in 2011, partially as a result of the Company’s realignment. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Five hotels were added in the third quarter of 2012, each of which is listed above.

The Company expects that a significant number of new properties will be opened under various Company brands in the future. As of September 30, 2012 this effort was underscored by executed management or franchise contracts for more than 175 hotels (or more than 39,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets or markets in which the Company is under-represented. Approximately 75% of the future expansion is expected to be located outside North America.

CAPITAL EXPENDITURES

Capital expenditures during the third quarter of 2012 totaled $53 million, categorized as follows:

•	Maintenance: $21 million
•	Enhancements to existing properties: $30 million
•	Investment in new properties: $2 million

SHARE REPURCHASE

During the third quarter, the Company announced that its Board of Directors authorized the repurchase of up to $200 million of the Company’s common stock. Repurchases under the authorization may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. During the third quarter, the Company repurchased 911,244 shares of Class A common stock at an average price of $38.78 per share, for an aggregate purchase price of approximately $35 million. From October 1 through October 26, 2012, the Company repurchased 862,687 shares of Class A common stock at an average price of $38.86 per share, for an aggregate purchase price of approximately $34 million. The Company has approximately $131 million remaining under its current share repurchase authorization.

CORPORATE FINANCE

During the quarter, the Company sold its interest in two joint venture full service hotels for approximately $52 million. In addition, as a result of the sales, the Company’s share of unconsolidated hospitality venture indebtedness was reduced by approximately $51 million. The Company will continue to manage these hotels under long-term management agreements.

Subsequent to the end of the quarter, the Company closed on the sale of eight select service hotels with an aggregate of 1,043 rooms for approximately $87 million. The Company will continue to manage these hotels under long-term management agreements.

On September 30, 2012, the Company had total debt of approximately $1.2 billion.

On September 30, 2012, the Company had cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $450 million and short-term investments of approximately $540 million.

On September 30, 2012, the Company had undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2012 INFORMATION

The Company is providing the following information for the 2012 fiscal year:

•	Adjusted SG&A expense is expected to be approximately $305 million.
•	Capital expenditures are expected to be approximately $340 million.
•	Depreciation and amortization expense is expected to be approximately $355 million.
•	Interest expense is expected to be approximately $70 million.
•	The Company expects to open over 20 hotels in 2012.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, October 31, 2012, at 10:30 a.m. CT. The Company requests that questions be submitted via email to earnings@hyatt.com by 9:00 a.m. CT. Hyatt management will read and respond to as many submitted questions as possible. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.213.8856, passcode #95633907, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on October 31, 2012 through midnight on November 30, 2012 by dialing 617.801.6888, passcode #96350921. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;
•	asset impairments;
•	other income (loss), net;
•	net loss attributable to noncontrolling interests;
•	depreciation and amortization;
•	interest expense; and
•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our Board of Directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our Board of Directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both non-comparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full service or select service hotels or comparable systemwide international full service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable operated hotels” is defined the same as “Comparable systemwide hotels” with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select service

The term “select service” includes the brands Hyatt Place and Hyatt House. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected adjusted SG&A expense, capital expenditures, depreciation and amortization expense and interest expense estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; the impact of hotel renovations; our ability to successfully execute and implement our organizational realignment and the costs associated with such organizational realignment; our ability to successfully execute and implement our common stock repurchase program; loss of key personnel, including as a result of our organizational realignment; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt House™ brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt Residences™ and Hyatt Residence Club™. As of September 30, 2012, the Company’s worldwide portfolio consisted of 496 properties in 45 countries. For more information, please visit www.hyatt.com.

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Tables to follow

Hyatt Hotels Corporation

Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Summary of Special Items - Three Months Ended September 30, 2012 and 2011
4.	Summary of Special Items - Nine Months Ended September 30, 2012 and 2011
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Fee Summary
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
10.	Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Operating Programs
11.	Properties and Rooms / Units by Geography
12.	Properties and Rooms / Units by Brand

Hyatt Hotels Corporation

Condensed Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2012 and 2011

(in millions, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUES:
Owned and leased hotels	$503	$470	$1,504	$1,386
Management and franchise fees	68	66	227	211
Other revenues	22	18	59	49
Other revenues from managed properties (a)	384	343	1,159	1,062

Total revenues	977	897	2,949	2,708

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	382	360	1,148	1,086
Depreciation and amortization	88	75	263	218
Other direct costs	8	8	21	18
Selling, general, and administrative	75	58	238	199
Other costs from managed properties (a)	384	343	1,159	1,062

Direct and selling, general, and administrative expenses	937	844	2,829	2,583

Net gains (losses) and interest income from marketable securities held to fund operating programs	8	(15)	18	(7)
Equity earnings (losses) from unconsolidated hospitality ventures	(5)	1	(6)	6
Interest expense	(18)	(15)	(53)	(42)
Asset impairments	—	(1)	—	(2)
Other income (loss), net	(5)	(15)	12	(21)

INCOME BEFORE INCOME TAXES	20	8	91	59

(PROVISION) BENEFIT FOR INCOME TAXES	3	5	(19)	—

NET INCOME	23	13	72	59

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	1	—	2

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$23	$14	$72	$61

EARNINGS PER SHARE - Basic
Net income	$0.14	$0.08	$0.44	$0.35

Net income attributable to Hyatt Hotels Corporation	$0.14	$0.08	$0.44	$0.36

EARNINGS PER SHARE - Diluted

Net income	$0.14	$0.08	$0.44	$0.35

Net income attributable to Hyatt Hotels Corporation	$0.14	$0.08	$0.44	$0.36

Basic share counts	165.5	165.5	165.6	169.9

Diluted share counts	165.8	165.6	166.0	170.3

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted EBITDA	$154	$135	$459	$395
Equity earnings (losses) from unconsolidated hospitality ventures	(5)	1	(6)	6
Asset impairments	—	(1)	—	(2)
Other income (loss), net	(5)	(15)	12	(21)
Net loss attributable to noncontrolling interests	—	1	—	2
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(18)	(22)	(58)	(59)

EBITDA	$126	$99	$407	$321
Depreciation and amortization	(88)	(75)	(263)	(218)
Interest expense	(18)	(15)	(53)	(42)
(Provision) benefit for income taxes	3	5	(19)	—

Net income attributable to Hyatt Hotels Corporation	$23	$14	$72	$61

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended September 30, 2012 and 2011

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended September 30, 2012 and September 30, 2011, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended September 30,
		2012	2011
Net income attributable to Hyatt Hotels Corporation		$23	$14

Earnings per share		$0.14	$0.08

Special items
Asset impairments (a)	Asset impairments	—	1
Marketable securities (b)	Other income (loss), net	—	12
Gain on sublease agreement (c)	Other income (loss), net	(2)	—
Realignment costs (d)	Other income (loss), net	12	—
Provisions on hotel loans (e)	Other income (loss), net	—	4
Transaction costs (f)	Other income (loss), net	—	4

Total special items - pre-tax		10	21
Provision for income taxes for special items	(Provision) benefit for income taxes	(3)	(8)

Total special items - after-tax		7	13

Special items impact per share		$0.04	$0.08

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$30	$27

Earnings per share, adjusted for special items		$0.18	$0.16

(a)	Asset impairments - During the third quarter of 2011, we identified and recorded $1 million of asset impairment charges related to the impairment of inventory at a vacation ownership property.
(b)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(c)	Gain on sublease agreement - During the third quarter of 2012, we recorded a $2 million gain due to the termination of a sublease.
(d)	Realignment costs - Represents costs incurred as part of our Company’s realignment.
(e)	Provisions on hotel loans - In the third quarter of 2011, we recorded $4 million in provisions related to certain hotel developer loans based on our assessment of their collectability.
(f)	Transaction costs - In the third quarter of 2011, we incurred $4 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.

Hyatt Hotels Corporation

Summary of Special Items - Nine Months Ended September 30, 2012 and 2011

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the nine months ended September 30, 2012 and 2011, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Nine Months Ended September 30,
		2012	2011
Net income attributable to Hyatt Hotels Corporation		$72	$61

Earnings per share		$0.44	$0.36

Special items
Asset impairments (a)	Asset impairments	—	2
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	1	—
Loss on sale of real estate (c)	Other income (loss), net	—	2
Marketable securities (d)	Other income (loss), net	(17)	19
(Gain) loss on sublease agreement (e)	Other income (loss), net	(2)	5
Realignment costs (f)	Other income (loss), net	19	—
Provisions on hotel loans (g)	Other income (loss), net	—	4
Transaction costs (h)	Other income (loss), net	1	4

Total special items - pre-tax		2	36
Provision for income taxes for special items	(Provision) benefit for income taxes	1	(14)

Total special items - after-tax		3	22

Special items impact per share		$0.02	$0.13

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$75	$83

Earnings per share, adjusted for special items		$0.46	$0.49

(a)	Asset impairments - During the nine months ended September 30, 2011, we identified and recorded $2 million of asset impairment charges. The 2011 charge includes a $1 million impairment taken on inventory at one of our vacation ownership properties.
(b)	Unconsolidated hospitality ventures impairment - During the nine months ended September 30, 2012, we recorded an impairment charge of $1 million related to an investment in a vacation ownership property.
(c)	Loss on sale of real estate - During the nine months ended September 30, 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	(Gain) loss on sublease agreement - During the nine months ended September 30, 2012, we recorded a $2 million gain due to the termination of a sublease. During the nine months ended September 30, 2011, we recorded a $5 million loss on a sublease agreement with a related party based on the terms of our existing master lease.
(f)	Realignment costs - Represents costs incurred as part of our Company’s realignment.
(g)	Provisions on hotel loans - During the nine months ended September 30, 2011, we recorded $4 million in provisions related to certain hotel developer loans based on our assessment of their collectability.
(h)	Transaction costs - In the nine months ended September 30, 2012, we incurred $1 million in transaction costs to acquire the Hyatt Regency Mexico City. In the nine months ended September 30, 2011, we incurred $4 million in transaction costs to acquire hotels and other assets from LodgeWorks, L.P. and its private equity partners.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Revenue
Owned and leased	$503	$470	$33	7.0%	$1,504	$1,386	$118	8.5%
North America	57	52	5	9.6%	185	159	26	16.4%
International	35	34	1	2.9%	114	110	4	3.6%

Total management and franchising	92	86	6	7.0%	299	269	30	11.2%
Corporate and other	22	18	4	22.2%	59	49	10	20.4%
Other revenues from managed properties	384	343	41	12.0%	1,159	1,062	97	9.1%
Eliminations	(24)	(20)	(4)	(20.0)%	(72)	(58)	(14)	(24.1)%

Total revenues	$977	$897	$80	8.9%	$2,949	$2,708	$241	8.9%

Adjusted EBITDA
Owned and leased	$97	$84	$13	15.5%	$282	$236	$46	19.5%
Pro rata share of unconsolidated hospitality ventures	18	22	(4)	(18.2)%	58	59	(1)	(1.7)%

Total owned and leased	115	106	9	8.5%	340	295	45	15.3%
North American management and franchising	48	40	8	20.0%	148	124	24	19.4%
International management and franchising	19	17	2	11.8%	63	59	4	6.8%
Corporate and other	(28)	(28)	—	—%	(92)	(83)	(9)	(10.8)%

Adjusted EBITDA	$154	$135	$19	14.1%	$459	$395	$64	16.2%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended September 30,				Change	Nine Months Ended September 30,				Change
	2012	2011	Change		(in constant $)	2012	2011	Change		(in constant $)
Owned and leased hotels (# hotels) (a)
Full service (39)
ADR	$201.05	$194.64	3.3%		5.3%	$201.25	$197.97	1.7%		3.2%
Occupancy	77.4%	76.4%	1.0	% pts		75.6%	71.8%	3.8	% pts
RevPAR	$155.55	$148.80	4.5%		6.5%	$152.23	$142.20	7.1%		8.6%
Select service (46)
ADR	$97.86	$92.01	6.4%		6.4%	$97.69	$92.50	5.6%		5.6%
Occupancy	81.6%	82.6%	(1.0	)% pts		77.9%	78.4%	(0.5	)% pts
RevPAR	$79.86	$75.99	5.1%		5.1%	$76.12	$72.57	4.9%		4.9%
Comparable owned and leased hotels (85)
ADR	$174.07	$167.34	4.0%		5.7%	$174.65	$169.71	2.9%		4.2%
Occupancy	78.4%	78.0%	0.4	% pts		76.2%	73.5%	2.7	% pts
RevPAR	$136.53	$130.51	4.6%		6.3%	$133.10	$124.72	6.7%		8.1%
Managed and franchised hotels (# hotels; includes owned and leased hotels)
North America
Full service (127)
ADR	$168.32	$160.46	4.9%		5.0%	$170.29	$163.42	4.2%		4.3%
Occupancy	75.7%	76.2%	(0.5	)% pts		74.4%	72.5%	1.9	% pts
RevPAR	$127.43	$122.33	4.2%		4.2%	$126.67	$118.47	6.9%		7.0%
Select service (195)
ADR	$102.24	$96.91	5.5%		5.5%	$102.15	$97.42	4.9%		4.9%
Occupancy	78.2%	77.8%	0.4	% pts		75.8%	74.7%	1.1	% pts
RevPAR	$79.93	$75.42	6.0%		6.0%	$77.47	$72.77	6.5%		6.5%
International
International comparable hotels (97)
ADR	$228.11	$227.10	0.4%		4.8%	$233.00	$230.02	1.3%		4.6%
Occupancy	65.0%	64.8%	0.2	% pts		65.7%	64.4%	1.3	% pts
RevPAR	$148.36	$147.18	0.8%		5.2%	$153.18	$148.09	3.4%		6.8%
Comparable systemwide hotels (419)
ADR	$168.11	$162.58	3.4%		4.9%	$171.03	$165.55	3.3%		4.5%
Occupancy	73.3%	73.5%	(0.2	)% pts		72.3%	70.7%	1.6	% pts
RevPAR	$123.29	$119.44	3.2%		4.7%	$123.73	$117.12	5.6%		6.8%

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Fees
Base management fees	$37	$36	$1	2.8%	$115	$107	$8	7.5%
Incentive management fees	18	18	—	—%	70	69	1	1.4%
Franchise fees and other revenue	13	12	1	8.3%	42	35	7	20.0%

Total fees	$68	$66	$2	3.0%	$227	$211	$16	7.6%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$70	$70	$—	—%	$227	$206	$21	10.2%
Rabbi trust impact	5	(12)	17	141.7%	11	(7)	18	257.1%

Selling, general and administrative expenses	$75	$58	$17	29.3%	$238	$199	$39	19.6%

(a) Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
North American management and franchising	$10	$12	$(2)	(16.7)%	$38	$35	$3	8.6%
International management and franchising	17	18	(1)	(5.6)%	52	51	1	2.0%
Owned and leased	2	2	—	—%	8	7	1	14.3%
Corporate and other (1)	41	38	3	7.9%	129	113	16	14.2%

Adjusted selling, general, and administrative expenses	$70	$70	$—	—%	$227	$206	$21	10.2%

(1)	Corporate and other includes vacation ownership expenses of $8 million and $7 million for the three months ended September 30, 2012 and 2011, respectively, and $23 million and $20 million for the nine months ended September 30, 2012 and 2011, respectively.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$453	$445	$8	1.8%	$1,378	$1,318	$60	4.6%
Non-comparable hotels	50	25	25	100.0%	126	68	58	85.3%

Owned and leased hotels revenue	$503	$470	$33	7.0%	$1,504	$1,386	$118	8.5%

Expenses
Comparable owned and leased hotels	$350	$345	$5	1.4%	$1,066	$1,031	$35	3.4%
Non-comparable hotels	30	20	10	50.0%	77	58	19	32.8%
Rabbi trust	2	(5)	7	140.0%	5	(3)	8	266.7%

Owned and leased hotels expense	$382	$360	$22	6.1%	$1,148	$1,086	$62	5.7%

Owned and leased hotel operating margin percentage	24.1%	23.4%		0.7%	23.7%	21.6%		2.1%

Comparable owned and leased hotel operating margin percentage	22.7%	22.5%		0.2%	22.6%	21.8%		0.8%

Hyatt Hotels Corporation

Net gains (losses) and interest income from marketable securities held to fund operating programs

The table below provides a reconciliation of net gains (losses) and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our condensed consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains and losses on securities held to fund our Hyatt Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotel revenues. The table below shows the amounts recorded to the respective offsetting account.

(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	Change ($)	Change (%)	2012	2011	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$5	$(12)	$17	141.7%	$11	$(7)	$18	257.1%
Rabbi trust impact allocated to owned and leased hotels expense	2	(5)	7	140.0%	5	(3)	8	266.7%
Net gains and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	1	2	(1)	(50.0)%	2	3	(1)	(33.3)%

Net gains (losses) and interest income from marketable securities held to fund operating programs	$8	$(15)	$23	153.3%	$18	$(7)	$25	357.1%

Hyatt Hotels Corporation

Properties and Rooms / Units by Geography

	September 30, 2012		June 30, 2012		December 31, 2011		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels (a)
Full service hotels
North America	34	15,883	34	15,882	34	15,875	0	1	0	8
International	11	3,359	11	3,359	10	2,603	0	0	1	756
Select service	64	8,712	64	8,712	64	8,712	0	0	0	0

Total owned and leased hotels	109	27,954	109	27,953	108	27,190	0	1	1	764

Managed and franchised hotels
(includes owned and leased hotels)	September 30, 2012		June 30, 2012		December 31, 2011		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full service hotels
Managed	114	59,494	115	59,994	115	59,986	(1)	(500)	(1)	(492)
Franchised	23	7,047	23	7,047	20	6,046	0	0	3	1,001

Subtotal	137	66,541	138	67,041	135	66,032	(1)	(500)	2	509
Select service hotels
Managed	95	12,781	95	12,781	95	12,781	0	0	0	0
Franchised	128	16,779	125	16,347	120	15,247	3	432	8	1,532

Subtotal	223	29,560	220	29,128	215	28,028	3	432	8	1,532

International (b)
Managed	111	36,710	109	35,977	108	35,486	2	733	3	1,224
Franchised	2	988	2	988	2	988	0	0	0	0

Subtotal	113	37,698	111	36,965	110	36,474	2	733	3	1,224

Total managed and franchised hotels	473	133,799	469	133,134	460	130,534	4	665	13	3,265

Vacation ownership	15	963	15	963	15	963	0	0	0	0
Residential	8	1,230	8	1,230	8	1,230	0	0	0	0

Total properties and rooms/units	496	135,992	492	135,327	483	132,727	4	665	13	3,265

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed and franchised hotels

(includes owned and leased hotels)	September 30, 2012		June 30, 2012		December 31, 2011		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	54	21,238	52	20,505	53	20,981	2	733	1	257
Southwest Asia	19	5,822	19	5,822	18	5,614	0	0	1	208
Europe, Africa, Middle East	32	7,964	32	7,964	32	7,961	0	0	0	3
Other Americas	8	2,674	8	2,674	7	1,918	0	0	1	756

Total International	113	37,698	111	36,965	110	36,474	2	733	3	1,224

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	September 30, 2012		June 30, 2012		December 31, 2011		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	29	5,815	29	5,815	27	5,399	0	0	2	416
Andaz	8	1,701	8	1,701	6	1,408	0	0	2	293
Hyatt	29	7,478	29	7,478	26	6,010	0	0	3	1,468
Grand Hyatt	38	21,505	37	21,092	37	21,101	1	413	1	404
Hyatt Regency	146	67,740	146	67,920	149	68,588	0	(180)	(3)	(848)
Hyatt Place	169	21,957	167	21,673	162	20,573	2	284	7	1,384
Hyatt House	54	7,603	53	7,455	53	7,455	1	148	1	148
Vacation Ownership and Residential	23	2,193	23	2,193	23	2,193	0	0	0	0

Total	496	135,992	492	135,327	483	132,727	4	665	13	3,265